EXHIBIT 21

SUBSIDIARIES

1.     ConneXt
       1301 Fifth Avenue
       Suite 1900
       Seattle, WA  98101

2.     GP Acquisition Corp.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515

3.     LP Acquisition Corp.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515

4.     Hydro Energy Development Corporation (HEDC)
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

5.     Hydro-West Group LLC
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

6.     PSE Security Assets, Inc.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515

7.     PSE Utility Solutions, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

8.     Puget Energy, Inc.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515

9.     Puget Western, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

10.    Puget Sound Energy Services, Inc.
       19515 North Creek Parkway
       Suite 310
       Bothell, Washington 98011

11.    Washington Energy Gas Marketing Company
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515

12.    WNG CAP I, Inc.
       c/o James W. Eldredge
       411 108th Ave. N.E., 15th Floor
       Bellevue, WA 98004-5515